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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 22, 2008

                            IVIVI TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


          New Jersey                001-33088                    22-2956711
          ----------                ---------                    ----------
(State Or Other Jurisdiction Of     (Commission                (IRS Employer
          Incorporation)            File Number)             Identification No.)

                   135 Chestnut Ridge Road, Montvale, NJ 07645
               (Address of Principal Executive Offices)(Zip Code)

                                 (201) 476-9600
                          Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

         On December 22, 2008, Ivivi Technologies, Inc. (the "Company") received notification from DSI Renal, Inc. ("DSI") that DSI has terminated the collaboration agreement (the "Agreement"), dated February 11, 2008, between the Company and DSI. In its letter, DSI notified the Company that it has ceased the operation of its clinical research division and is no longer sponsoring or engaging in clinical research activities. The Company currently is reviewing whether DSI's termination of the Agreement is in accordance with the terms thereof.

         Pursuant to the Agreement, DSI was required to use its best efforts to conduct clinical research trials (collectively, the "Clinical Trials") utilizing certain of the Company's products (collectively, the "Products") on DSI's patients with end-stage renal disease. DSI was also required to conduct multi-site clinical trials at DSI's clinics in the field of cardiovascular disease using protocols mutually agreed to by the Company and DSI (collectively, the "Multi-Site Trials"). The Agreement also contemplated that the Products would be introduced to DSI's clinics in accordance with the terms thereof. As of the date of termination of the Agreement, DSI had not conducted any of the Clinical Trials or the Multi-Site Trials and had not introduced the Products into any of its clinics. The term of the Agreement commenced on February 11, 2008 and was for a period of seven and one-half years.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         IVIVI TECHNOLOGIES, INC.


                                         By: /s/ Alan V. Gallantar
                                             -------------------------
                                             Name: Alan V. Gallantar
                                             Title: Chief Financial Officer


Date: December 29, 2008